Exhibit 10.1

SECURED CONVERTIBLE PROMISSORY NOTE

April 5, 2024	U.S. $6,210,000.00

FOR VALUE RECEIVED, Novo Integrated Sciences, Inc., a Nevada corporation (“Borrower”), promises to pay to Streeterville Capital, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $6,210,000.00 and any interest, fees, charges, and late fees accrued hereunder on the date that is twelve (12) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of 10.9% per annum from the Purchase Price Date until the same is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of April 5, 2024 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated April 5, 2024, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

This Note carries an OID of $660,000.00. In addition, Borrower agrees to pay $50,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”). All of the OID and the Transaction Expense Amount is fully earned as of the Effective Date and is included in the initial principal balance. The purchase price for this Note shall be $5,500,000.00 (the “Purchase Price”), computed as follows: $6,210,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by Lender by wire transfer of immediately available funds.

1. Payment; Prepayment

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. So long as no Event of Default (as defined below) has occurred, Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered) of this Note, in part or in full, in accordance with this Section 1.2. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address or through email and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. For the avoidance of doubt, Lender shall be entitled to exercise its Conversion (as defined below) rights until the Optional Prepayment Date. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 105% multiplied by the then Outstanding Balance of this Note being repaid (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such five (5) Trading Day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forfeit its right to prepay this Note for thirty (30) calendar days.

2. Security. This Note is secured by the Collateral Agreements (as defined in the Purchase Agreement).

3. Lender Optional Conversion. Lender will have the right, on any Trading Day and the following Trading Day that any intraday trade price (including pre-market, normal trading hours, and post-market trades) of Borrower’s Common Stock (as defined below) is 10% greater than the previous day’s Closing Trade Price, to convert (“Lender Conversion”) all or any portion of the Outstanding Balance into shares (“Lender Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (the “Common Stock”), of Borrower as per the following conversion formula: the amount being converted (the “Conversion Amount”) divided by the Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Purchase Agreement, and all Lender Conversions shall be cashless and not require further payment from Lender.

4. Trigger Events, Defaults and Remedies.

4.1. Trigger Events. The following are trigger events under this Note (each, a “Trigger Event”): (a) Borrower fails to deliver any Conversion Shares (as defined below) in accordance with the terms hereof; (b) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (i) Borrower fails to observe or perform any covenant set forth in Section 4 of the Purchase Agreement; (j) Borrower fails to maintain the Share Reserve (as defined in the Purchase Agreement); (k) Borrower defaults or otherwise fails to observe or perform any material covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; (l) any representation, warranty or other statement made or furnished by or on behalf of Borrower (or its subsidiaries) to Lender herein, in any Transaction Document is false, incorrect, incomplete or misleading in any material respect when made or furnished; (m) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $300,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (n) Borrower fails to be DWAC Eligible.

4.2. Trigger Event Remedies. At any time following the occurrence of any Trigger Event, Lender may, at its option, increase the Outstanding Balance by applying the Trigger Effect.

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4.3. Defaults. At any time following the occurrence of a Trigger Event, Lender may, at its option, send written notice to Borrower demanding that Borrower cure the Trigger Event within five (5) Trading Days. If Borrower fails to cure the Trigger Event within the required five (5) Trading Day cure period, the Trigger Event will automatically become an event of default hereunder (each, an “Event of Default”).

4.4. Default Remedies. At any time and from time to time following the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount). Notwithstanding the foregoing, upon the occurrence of any Trigger Event described in clauses 4.1(c) – 4.1(g), an Event of Default will be deemed to have occurred and the Outstanding Balance as of the date of the occurrence of such Trigger Event shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender for the Trigger Event to become an Event of Default. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of twenty-two percent (22%) per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following a Trigger Event or an Event of Default until such time as the Note is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Trigger Event or Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Adjustment upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

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8. Borrower Redemptions.

8.1. Redemptions. Beginning on the date that is six (6) months from the Purchase Price Date (the “Redemption Start Date”), Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the “Redemption Amount”), subject to the Maximum Monthly Redemption Amount, by providing Borrower with a notice substantially in the form attached hereto as Exhibit B (each, a “Redemption Notice”, and each date on which Lender delivers a Redemption Notice, a “Redemption Date”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month; provided that the aggregate Redemption Amounts in such calendar month do not exceed the Maximum Monthly Redemption Amount. Payments of each Redemption Amount may be made (a) in cash, or (b) by converting such Redemption Amount into shares of Common Stock (“Redemption Conversion Shares”, and together with the Lender Conversion Shares, the “Conversion Shares”) in accordance with this Section 8.1 (each, a “Redemption Conversion”) per the following formula: the number of Redemption Conversion Shares equals the portion of the applicable Redemption Amount being converted divided by the Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the third (3rd) Trading Day immediately following the applicable Redemption Date and the Redemption Conversion Shares are delivered to Lender on or before the applicable Delivery Date (as defined below). Notwithstanding the foregoing, Borrower will not be entitled to elect a Redemption Conversion with respect to any portion of any applicable Redemption Amount and shall be required to pay the Redemption Amount in cash, if on the applicable Redemption Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Notwithstanding that failure to repay this Note in full by the Maturity Date is a Trigger Event, the Redemption Dates shall continue after the Maturity Date pursuant to this Section 8.1 until the Outstanding Balance is repaid in full. At the end of each month following the Redemption Start Date, if Borrower has not reduced the Outstanding Balance by at least fifty percent (50%) of the Maximum Monthly Redemption Amount, then by the fifth (5th) day of the following month, Borrower must pay in cash the difference between fifty percent (50%) of the Maximum Monthly Redemption Amount and the amount actually redeemed in such month or the Outstanding Balance will automatically increase by 0.5%.

8.2. Allocation of Redemption Amounts. Following its receipt of a Redemption Notice, Borrower may either ratify Lender’s proposed allocation in the applicable Redemption Notice or elect to change the allocation by written notice to Lender by email or fax within twenty-four (24) hours of its receipt of such Redemption Notice, so long as the sum of the cash payments and the amount of Redemption Conversions equal the applicable Redemption Amount. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence, it shall be deemed to have ratified and accepted the allocation set forth in the applicable Redemption Notice prepared by Lender. Borrower acknowledges and agrees that the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from a Trigger Event or other adjustment permitted under the Transaction Documents (an “Adjustment”). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of a Redemption Notice may be deemed a waiver of Lender’s right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender’s own calculation. Borrower shall deliver the Redemption Conversion Shares from any Redemption Conversion to Lender in accordance with Section 9 below on or before each applicable Delivery Date.

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9. Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following each Redemption Date or the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice or Redemption Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice or Redemption Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.

10. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 9, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by within five (5) Trading Days of the Delivery Date, a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per Trading Day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each Trading Day after the Delivery Date until Conversion Share delivery is made; and such late fees will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

11. Issuance Cap. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender hereunder together with all other Transaction Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (the “Issuance Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to Investor reaches the Issuance Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), Borrower, at its election, will use reasonable commercial efforts to obtain stockholder approval of the Note and the issuance of additional Conversion Shares, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”). Borrower agrees to seek the Approval within six (6) months of the Effective Date. If Borrower is unable to obtain such Approval within nine (9) months of the Effective Date and the Issuance Cap is reached, any remaining Outstanding Balance of this Note must be repaid in cash. For the avoidance of doubt, failure to obtain the Approval shall not be considered a Trigger Event or Event of Default hereunder. If, despite Borrower’s best efforts, the Approval is not obtained within six (6) months of the Effective Date, Borrower shall cause an additional special meeting of shareholders of Borrower to be held every three (3) months thereafter until such Approval is obtained.

12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, Borrower shall not effect any conversion of this Note to the extent that after giving effect to such conversion would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”). For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The Maximum Percentage will automatically be increased to 9.99% at any time the Market Capitalization of the Company is less than $10,000,000. By written notice to Borrower, Lender may decrease the Maximum Percentage as to itself, but any such decrease will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

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13. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

14. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

15. Arbitration of Disputes. By its issuance or acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

16. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

17. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

18. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

19. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

20. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

21. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

Novo Integrated Sciences, Inc.

By:	/s/ Robert Mattacchione
Robert Mattacchione, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Streeterville Capital, LLC

By:	/s/ John Fife
John M. Fife, President

[Signature Page to Convertible Promissory Note]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by Nasdaq and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2. “Conversion” means a Lender Conversion under Section 3 or a Redemption Conversion under Section 8.

A3. “Conversion Price” means 85% multiplied by the lowest daily VWAP during the five (5) Trading Days preceding the applicable measurement date.

A4. “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion Notice multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.

A5. “DTC” means the Depository Trust Company or any successor thereto.

A6. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A7. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A8. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A9. “Equity Conditions Failure” means that any of the following conditions has not been satisfied on any given Redemption Date: (a) with respect to the applicable date of determination all of the Redemption Conversion Shares would be (i) registered for trading under applicable federal and state securities laws, (ii) freely tradable under Rule 144, or (iii) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) the applicable Redemption Conversion Shares would be eligible for immediate resale by Lender; (c) no Major Trigger Event shall have occurred; (d) the average daily dollar volume of the Common Stock on its principal market for the previous twenty (20) shall be greater than $200,000.00; and (e) the prior Trading Day’s Closing Trade Price shall be at least $0.10.

Attachment 1 to Convertible Promissory Note, Page 1

A10. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, and after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the Borrower or the successor entity of such transaction or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A11. “Major Trigger Event” means any Trigger Event occurring under Sections 4.1(b) – 4.1(j).

A12. “Mandatory Default Amount” means the Outstanding Balance following the application of the Trigger Effect.

A13. “Market Capitalization” means a number equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A14. “Maximum Monthly Redemption Amount” means $950,000.00 per calendar month.

A15. “Minor Trigger Event” means any Trigger Event that is not a Major Trigger Event.

A16. “OID” means an original issue discount.

A17. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A18. “Purchase Price Date” means the date the Purchase Price is delivered by Lender to Borrower.

A19. “Trading Day” means any day on which Borrower’s principal market is open for trading.

A20. “Trigger Effect” means multiplying the Outstanding Balance as of the date the applicable Trigger Event occurred by (a) twenty percent (20%) for each occurrence of any Major Trigger Event, or (b) five percent (5%) for each occurrence of any Minor Trigger Event, and then adding the resulting product to the Outstanding Balance as of the date the applicable Trigger Event occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Trigger Event occurred; provided that the Trigger Effect may only be applied one (1) time hereunder with respect to Major Trigger Events and three (3) times hereunder with respect to Minor Trigger Events; and provided further that the Trigger Effect shall not apply to any Trigger Event pursuant to Section 4.1(a) hereof.

A21. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

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Attachment 1 to Convertible Promissory Note, Page 2

EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Novo Integrated Sciences, Inc.	Date:

Attn: Robert Mattacchione

11120 NE 2nd Street, Suite 100

Bellevue, Washington 98004

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Novo Integrated Sciences, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on April 5, 2024 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Lender Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price: _______________
E.	Lender Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker: ____________________________	Address:	__________________________________
DTC#: ____________________________		__________________________________
Account #: _________________________		__________________________________
Account Name: _____________________

To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Exhibit A to Convertible Promissory Note, Page 1

Sincerely,

Lender:

Streeterville Capital, LLC

By:
John M. Fife, President

Exhibit A to Convertible Promissory Note, Page 2

EXHIBIT B

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Novo Integrated Sciences, Inc.	Date:

Attn: Robert Mattacchione

11120 NE 2nd Street, Suite 100

Bellevue, Washington 98004

REDEMPTION NOTICE

The above-captioned Lender hereby gives notice to Novo Integrated Sciences, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on April 5, 2024 (the “Note”), that Lender elects to redeem a portion of the Note in Redemption Conversion Shares or in cash as set forth below. In the event of a conflict between this Redemption Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Redemption Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

REDEMPTION INFORMATION

A.	Redemption Date: ____________, 202_
B.	Redemption Amount: ____________
C.	Portion of Redemption Amount to be Paid in Cash: ____________
D.	Portion of Redemption Amount to be Converted into Common Stock: ____________ (B minus C)
E.	Conversion Price: _______________ (lower of (i) Conversion Price in effect and (ii) Market Price as of Redemption Date)
F.	Redemption Conversion Shares: _______________ (D divided by E)
G.	Remaining Outstanding Balance of Note: ____________ *

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Redemption Notice and such Transaction Documents.

Please transfer the Redemption Conversion Shares, if applicable, electronically (via DWAC) to the following account:

Broker: ____________________________	Address:	__________________________________
DTC#: ____________________________		__________________________________
Account #: _________________________		__________________________________
Account Name: _____________________

To the extent the Redemption Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Redemption Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

Exhibit B to Convertible Promissory Note, Page 1

Sincerely,

Lender:

Streeterville Capital, LLC

By:
John M. Fife, President

Exhibit B to Convertible Promissory Note, Page 2